Media Contact:  Gary Mickelson, 479-290-6111
Investor Contact:  Ruth Ann Wisener, 479-290-4235

TYSON REPORTS THIRD QUARTER
AND NINE MONTHS RESULTS

●	3rd quarter 2010 EPS was $0.65 compared to $0.35 last year
●	3rd quarter 2010 Sales were $7.4 billion, up 11.6% compared to last year
●	Overall operating margin was 6.8%, with Beef and Pork above their historical normalized ranges:
	●	Chicken operating income $186 million, or 7.4% of sales, or 5.9% when excluding $38 million of insurance proceeds received during the third quarter of fiscal 2010
	●	Beef operating income $176 million, or 5.6% of sales
	●	Pork operating income $125 million, or 10.0% of sales
	●	Prepared Foods operating income $22 million, or 2.9% of sales
●	We repurchased over $400 million of debt during the third quarter fiscal 2010 and over $900 million through the first nine months of fiscal 2010

Springdale, Arkansas – August 9, 2010 – Tyson Foods, Inc. (NYSE: TSN), today reported the following results:

(in millions, except per share data)	Third Quarter		Nine Months
	2010	2009	2010	2009
Sales	$7,438	$6,662	$20,989	$19,490
Operating Income	507	276	1,165	107

Income (Loss) from Continuing Operations	242	123	557	(92)
Income (Loss) from Discontinued Operation	-	7	-	(1)
Net Income (Loss)	242	130	557	(93)

Less: Net Loss Attributable to Noncontrolling Interest	(6)	(1)	(10)	(3)
Net Income (Loss) Attributable to Tyson	$248	$131	$567	$(90)

Income (Loss) Per Diluted Share Attributable to Tyson:
Income (Loss) from Continuing Operations	$0.65	$0.33	$1.49	$(0.24)
Income from Discontinued Operation	-	0.02	-	-
Net Income (Loss)	$0.65	$0.35	$1.49	$(0.24)

●	Third Quarter and Nine Months Fiscal 2010 – Included the following:
	●	$34 million and $59 million, or $0.05 and $0.09 per diluted share, respectively, of charges related to losses on notes repurchased during the third quarter and nine months fiscal 2010;
	●	$12 million, or $0.03 per diluted share, of charges related to an equity method investment impairment; and
	●	$38 million, or $0.06 per diluted share, of insurance proceeds received during the third quarter of fiscal 2010.

“This was a fantastic quarter for Tyson Foods, with record earnings, sales and operating margin,” said Donnie Smith, Tyson’s president and chief executive officer.  “With more than $600 million in operating cash flow, we were able to pay down debt by $400 million while continuing to invest in our business, bringing our debt to its lowest level since 2001.

“The Beef and Pork segments posted phenomenal results with record return on sales,” Smith said.  “Chicken continued to improve and performed within its normalized range. Prepared Foods struggled with rapidly rising input costs, but still managed a decent return.

“Looking ahead, our operational improvements and lower interest expense will help us finish 2010 in a great position and give us a strong start to 2011.”

Segment Performance Review (in millions)
Beginning in the third quarter of fiscal 2010, we modified the presentation of our segment sales for all periods presented below to include the impact of intersegment sales.

Sales
(for the third quarter and nine months ended July 3, 2010, and June 27, 2009)
	Third Quarter				Nine Months
			Volume	Avg. Price			Volume	Avg. Price
	2010	2009	Change	Change	2010	2009	Change	Change
Chicken	$2,527	$2,417	8.1%	(3.2)%	$7,443	$7,011	2.9%	3.2%
Beef	3,149	2,777	(5.1)%	19.5%	8,670	7,929	2.0%	7.3%
Pork	1,249	948	0.1%	31.6%	3,293	2,903	(0.8)%	14.4%
Prepared Foods	753	673	1.4%	10.3%	2,200	2,103	2.8%	1.8%
Intersegment Sales	(240)	(153)	7.6%	45.8%	(617)	(456)	5.1%	28.7%
Total	$7,438	$6,662	1.2%	10.3%	$20,989	$19,490	1.7%	5.9%

Operating Income (Loss)
(for the third quarter and nine months ended July 3, 2010, and June 27, 2009)
	Third Quarter				Nine Months
			Operating Margin				Operating Margin
	2010	2009	2010	2009	2010	2009	2010	2009
Chicken	$186	$143	7.4%	5.9%	$378	$(189)	5.1%	(2.7)%
Beef	176	66	5.6%	2.4%	421	94	4.9%	1.2%
Pork	125	28	10.0%	3.0%	256	112	7.8%	3.9%
Prepared Foods	22	40	2.9%	5.9%	114	94	5.2%	4.5%
Other	(2)	(1)	n/a	n/a	(4)	(4)	n/a	n/a
Total	$507	$276	6.8%	4.1%	$1,165	$107	5.6%	0.5%

Outlook
Our operational improvements and lower interest expense will help us to finish fiscal 2010 strong and put us in a good position as we begin fiscal 2011. We expect overall protein production (beef, chicken, pork and turkey) to increase in fiscal 2011 compared to fiscal 2010. We also anticipate that export markets will improve in 2011. The following is a summary of the fiscal 2011 outlook for each of our segments:

●
Chicken – While we expect chicken production to increase, domestic availability will depend on export volumes. Current U.S. crop conditions are favorable, however, because of volatility in the world grain markets, grain costs could be higher in fiscal 2011 compared to fiscal 2010. Additionally, we will continue to focus on making operational improvements to help maximize our margins.

●
Beef – We expect to see a gradual reduction in cattle supplies of 1-2% in fiscal 2011; however, we do not expect a significant change in the fundamentals of our Beef business as it relates to the previous few quarters. We expect adequate supplies in the regions we operate our plants.

●
Pork – We expect hog supplies in fiscal 2011 will be comparable to fiscal 2010 and we believe we will have adequate supplies in the regions in which we operate. We expect pork exports to remain strong in fiscal 2011.

●
Prepared Foods – Based on analysts’ estimates, raw material costs will likely increase in fiscal 2011, but the changes in our sales contracts moved us further away from long-term fixed price contracts toward formula or shorter-term pricing, which will better enable us to absorb rising raw material costs. However, there is a lag time for price increases to take effect, which makes it more difficult to absorb the rapidly rising raw material costs we experienced during the third quarter of fiscal 2010.

Outlook Continued
Through the first nine months of fiscal 2010, we used cash, restricted cash and cash flows from operations to reduce our debt by nearly $900 million and to reinvest over $400 million back into our business through capital expenditures. The following is a summary of the outlook for the balance of fiscal 2010 and full fiscal 2011:

●
Capital Expenditures – We expect total capital expenditures for fiscal 2010 to be approximately $600 million. While this is down from our previous estimate, the anticipated projects are still ongoing, but were not able to be completed in fiscal 2010 as previously expected. Our preliminary capital expenditures plan for fiscal 2011 is approximately $700 million.

●
Interest Expense – We expect net interest expense for fiscal 2010 to be approximately $335 million, which includes the $59 million of losses from note repurchases during the first nine months of fiscal 2010. Based on our current debt levels, we expect fiscal 2011 net interest expense will be approximately $250 million, down $85 million compared to fiscal 2010.

●
Debt – We will continue to use our available cash to repurchase notes when available at attractive rates. We do not have any significant maturities of debt coming due over the next two years, as our 8.25% Notes due October 2011 balance was down to $327 million at July 3, 2010, which we anticipate retiring with current cash on hand and cash flows from operations.

Segment Performance Review

Chicken Segment Results
in millions	Three Months Ended			Nine Months Ended
	July 3, 2010	June 27, 2009	Change	July 3, 2010	June 27, 2009	Change
Sales	$2,527	$2,417	$110	$7,443	$7,011	$432
Sales Volume Change			8.1%			2.9%
Average Sales Price Change			(3.2)%			3.2%

Operating Income (Loss)	$186	$143	$43	$378	$(189)	$567
Operating Margin	7.4%	5.9%		5.1%	(2.7)%

Third quarter and nine months of fiscal 2010
●	Includes $38 million gain from insurance proceeds.
Third quarter and nine months – Fiscal 2010 vs Fiscal 2009
●
Sales volume increase was due to an increase from an international acquisition, as well as an increase from domestic customer demand. For the nine months, the increase in average sales prices is primarily due to sales mix changes associated with the reduced sales volume of lower price per pound rendered products.

●	Operating Income (Loss) –
●
Operational Improvements – Operating results were positively impacted by operational improvements, which included: yield, mix and live production performance improvements; additional processing flexibility; and reduced interplant product movement.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to grain and energy purchases. These amounts exclude the impact from related physical purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(5)	$(4)
2009	3	(248)
Improvement/(Decline) in operating results	$(8)	$244

●
Grain Costs – As compared to the same periods of fiscal 2009, operating results were positively impacted in the third quarter and nine months of fiscal 2010 by a decrease in grain costs of $15 million and $80 million, respectively.

●	Operating results included an increase in incentive-based compensation.

Beef Segment Results
in millions	Three Months Ended			Nine Months Ended
	July 3, 2010	June 27, 2009	Change	July 3, 2010	June 27, 2009	Change
Sales	$3,149	$2,777	$372	$8,670	$7,929	$741
Sales Volume Change			(5.1)%			2.0%
Average Sales Price Change			19.5%			7.3%

Operating Income	$176	$66	$110	$421	$94	$327
Operating Margin	5.6%	2.4%		4.9%	1.2%

Third quarter and nine months – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
●
We increased our operating margins by maximizing our revenues relative to the rising live cattle markets, as well as improved our operating costs in the nine months. Operating results included an increase in incentive-based compensation.

●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live cattle. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$(9)	$(7)
2009	7	97
Decline in operating results	$(16)	$(104)

Pork Segment Results
in millions	Three Months Ended			Nine Months Ended
	July 3, 2010	June 27, 2009	Change	July 3, 2010	June 27, 2009	Change
Sales	$1,249	$948	$301	$3,293	$2,903	$390
Sales Volume Change			0.1%			(0.8)%
Average Sales Price Change			31.6%			14.4%

Operating Income	$125	$28	$97	$256	$112	$144
Operating Margin	10.0%	3.0%		7.8%	3.9%

Third quarter and nine months – Fiscal 2010 vs Fiscal 2009
●	Sales and Operating Income –
	●	We increased our operating margins by maximizing our revenues relative to the rising live hog markets. Operating results included an increase in incentive-based compensation.
●
Derivative Activities – Operating results included the following amounts for commodity risk management activities related to forward futures contracts for live hogs. These amounts exclude the impact from related physical sale and purchase transactions, which impact current and future period operating results.

Income/(Loss) - in millions	Qtr	YTD
2010	$-	$(29)
2009	11	47
Decline in operating results	$(11)	$(76)

Prepared Foods Segment Results
in millions	Three Months Ended			Nine Months Ended
	July 3, 2010	June 27, 2009	Change	July 3, 2010	June 27, 2009	Change
Sales	$753	$673	$80	$2,200	$2,103	$97
Sales Volume Change			1.4%			2.8%
Average Sales Price Change			10.3%			1.8%

Operating Income	$22	$40	$(18)	$114	$94	$20
Operating Margin	2.9%	5.9%		5.2%	4.5%

Third quarter and nine months of fiscal 2009
● Includes $15 million charge related to the closing of our Ponca City, Oklahoma, processed meats plant.
Third quarter and nine months – Fiscal 2010 vs Fiscal 2009
●
Despite the increase in average sales prices and sales volume, operating income declined in the third quarter fiscal 2010 as compared to the same period last year due to an increase in raw material costs. Operating income was positively impacted in the first nine months of fiscal 2010 as compared to the same period last year due to an increase in sales volume and average sales prices, which was offset by the increase in raw material costs. In addition, we made several operational improvements in late fiscal 2009 that allow us to run our plants more efficiently. Operating results included an increase in incentive-based compensation. In the first nine months of fiscal 2010, we received $8 million in insurance proceeds related to the flood damage at our Jefferson, Wisconsin, plant.

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF INCOME
(In millions, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	July 3, 2010	June 27, 2009	July 3, 2010	June 27, 2009

Sales	$7,438	$6,662	$20,989	$19,490
Cost of Sales	6,686	6,192	19,144	18,749
Gross Profit	752	470	1,845	741
Selling, General and Administrative	245	192	680	617
Other Charges	0	2	0	17
Operating Income	507	276	1,165	107
Other (Income) Expense:
Interest income	(4)	(5)	(11)	(14)
Interest expense	102	92	282	237
Other, net	14	(3)	14	18
Total Other Expense	112	84	285	241
Income (Loss) from Continuing Operations before Income Taxes	395	192	880	(134)
Income Tax Expense (Benefit)	153	69	323	(42)
Income (Loss) from Continuing Operations	242	123	557	(92)
Income (Loss) from Discontinued Operation, net of tax	0	7	0	(1)
Net Income (Loss)	242	130	557	(93)
Less: Net Loss Attributable to Noncontrolling Interest	(6)	(1)	(10)	(3)
Net Income (Loss) Attributable to Tyson	$248	$131	$567	$(90)

Weighted Average Shares Outstanding:
Class A Basic	304	302	303	303
Class B Basic	70	70	70	70
Diluted	382	378	379	373
Earnings (Loss) Per Share from Continuing Operations Attributable to Tyson:
Class A Basic	$0.68	$0.34	$1.55	$(0.24)
Class B Basic	$0.61	$0.30	$1.39	$(0.22)
Diluted	$0.65	$0.33	$1.49	$(0.24)
Earnings (Loss) Per Share from Discontinued Operation Attributable to Tyson:
Class A Basic	$0.00	$0.02	$0.00	$0.00
Class B Basic	$0.00	$0.02	$0.00	$0.00
Diluted	$0.00	$0.02	$0.00	$0.00
Net Income (Loss) Per Share Attributable to Tyson:
Class A Basic	$0.68	$0.36	$1.55	$(0.24)
Class B Basic	$0.61	$0.32	$1.39	$(0.22)
Diluted	$0.65	$0.35	$1.49	$(0.24)
Cash Dividends Per Share:
Class A	$0.040	$0.040	$0.120	$0.120
Class B	$0.036	$0.036	$0.108	$0.108

Sales Growth	11.6%		7.7%
Margins: (Percent of Sales)
Gross Profit	10.1%	7.1%	8.8%	3.8%
Operating Income	6.8%	4.1%	5.6%	0.5%
Net Income (Loss)	3.3%	2.0%	2.7%	(0.5)%
Effective Tax Rate from Continuing Operations	38.8%	36.1%	36.7%	31.2%

TYSON FOODS, INC.
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)
(Unaudited)

	July 3, 2010	October 3, 2009
Assets
Current Assets:
Cash and cash equivalents	$834	$1,004
Restricted cash	-	140
Accounts receivable, net	1,229	1,100
Inventories, net	2,132	2,009
Other current assets	169	122
Total Current Assets	4,364	4,375
Restricted Cash	-	43
Net Property, Plant and Equipment	3,631	3,576
Goodwill	1,916	1,917
Intangible Assets	168	187
Other Assets	388	497
Total Assets	$10,467	$10,595

Liabilities and Shareholders’ Equity
Current Liabilities:
Current debt	$93	$219
Accounts payable	996	1,013
Other current liabilities	1,073	761
Total Current Liabilities	2,162	1,993
Long-Term Debt	2,489	3,258
Deferred Income Taxes	284	309
Other Liabilities	513	539
Redeemable Noncontrolling Interest	63	65

Total Tyson Shareholders’ Equity	4,924	4,398
Noncontrolling Interest	32	33
Total Shareholders’ Equity	4,956	4,431

Total Liabilities and Shareholders’ Equity	$10,467	$10,595

TYSON FOODS, INC.
CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Nine Months Ended
	July 3, 2010	June 27, 2009
Cash Flows From Operating Activities:
Net income (loss)	$557	$(93)
Depreciation and amortization	372	383
Deferred income taxes	(4)	(26)
Other, net	116	97
Net changes in working capital	67	323
Cash Provided by Operating Activities	1,108	684

Cash Flows From Investing Activities:
Additions to property, plant and equipment	(404)	(248)
Change in restricted cash to be used for investing activities	43	(60)
Proceeds from sale of marketable securities	34	49
Purchases of marketable securities	(39)	(34)
Proceeds from sale of discontinued operation	0	75
Acquisitions, net of cash acquired	0	(71)
Other, net	2	(9)
Cash Used for Investing Activities	(364)	(298)

Cash Flows From Financing Activities:
Payments on debt	(993)	(292)
Proceeds from borrowings of debt	17	851
Debt issuance costs	0	(60)
Change in restricted cash to be used for financing activities	140	(140)
Purchases of treasury shares	(42)	(11)
Dividends	(44)	(44)
Change in negative book cash balances	(25)	(119)
Other, net	32	9
Cash Provided by (Used for) Financing Activities	(915)	194

Effect of Exchange Rate Change on Cash	1	15

Increase (Decrease) in Cash and Cash Equivalents	(170)	595
Cash and Cash Equivalents at Beginning of Year	1,004	250
Cash and Cash Equivalents at End of Period	$834	$845

Tyson Foods, Inc., founded in 1935 with headquarters in Springdale, Arkansas, is one of the world’s largest processors and marketers of chicken, beef and pork, the second-largest food production company in the Fortune 500 and a member of the S&P 500. The company produces a wide variety of protein-based and prepared food products and is the recognized market leader in the retail and foodservice markets it serves. Tyson provides products and service to customers throughout the United States and more than 90 countries. The company has approximately 117,000 Team Members employed at more than 400 facilities and offices in the United States and around the world. Through its Core Values, Code of Conduct and Team Member Bill of Rights, Tyson strives to operate with integrity and trust and is committed to creating value for its shareholders, customers and Team Members. The company also strives to be faith-friendly, provide a safe work environment and serve as stewards of the animals, land and environment entrusted to it.

A conference call to discuss the Company’s financial results will be held at 9 a.m. Eastern Monday, August 9, 2010. To listen live via telephone, call 888-469-1929. A pass code and the leader’s name will be required to join the call. The pass code is Tyson Foods and the leader’s name is Ruth Ann Wisener. International callers dial 312-470-7404. The call also will be webcast live on the Internet at http://ir.tyson.com. Financial information, such as this news release, as well as other supplemental data, including Company distribution channel information, can be accessed from the Company’s web site at http://ir.tyson.com. A telephone replay will be available for one month at 866-395-9153.

Forward-Looking Statements

Certain information contained in the press release may constitute forward-looking statements, such as statements relating to expected earnings and results. These forward-looking statements are subject to a number of factors and uncertainties which could cause our actual results and experiences to differ materially from the anticipated results and expectations, expressed in such forward-looking statements. We wish to caution readers not to place undue reliance on any forward-looking statements, which speak only as of the date made. Among the factors that may cause actual results and experiences to differ from anticipated results and expectations expressed in such forward-looking statements are the following: (i) the effect of, or changes in, general economic conditions; (ii) fluctuations in the cost and availability of inputs and raw materials, such as live cattle, live swine, feed grains (including corn and soybean meal) and energy; (iii) market conditions for finished products, including competition from other global and domestic food processors, supply and pricing of competing products and alternative proteins and demand for alternative proteins; (iv) successful rationalization of existing facilities and operating efficiencies of the facilities; (v) risks associated with our commodity purchasing activities; (vi) access to foreign markets together with foreign economic conditions, including currency fluctuations, import/export restrictions and foreign politics; (vii) outbreak of a livestock disease (such as avian influenza (AI) or bovine spongiform encephalopathy (BSE)), which could have an effect on livestock we own, the availability of livestock we purchase, consumer perception of certain protein products or our ability to access certain domestic and foreign markets; (viii) changes in availability and relative costs of labor and contract growers and our ability to maintain good relationships with employees, labor unions, contract growers and independent producers providing us livestock; (ix) issues related to food safety, including costs resulting from product recalls, regulatory compliance and any related claims or litigation; (x) changes in consumer preference and diets and our ability to identify and react to consumer trends; (xi) significant marketing plan changes by large customers or loss of one or more large customers; (xii) adverse results from litigation; (xiii) risks associated with leverage, including cost increases due to rising interest rates or changes in debt ratings or outlook; (xiv) compliance with and changes to regulations and laws (both domestic and foreign), including changes in accounting standards, tax laws, environmental laws, agricultural laws and occupational, health and safety laws; (xv) our ability to make effective acquisitions or joint ventures and successfully integrate newly acquired businesses into existing operations; (xvi) effectiveness of advertising and marketing programs; and (xvii) those factors listed under Item 1A. “Risk Factors” included in our October 3, 2009, Annual Report filed on Form 10-K.